Exhibit 77Q1(a)(1) - Amended and Restated By-Laws of Registrant adopted November 16, 2005, filed via EDGAR herewith.

Exhibit 77Q1(a)(2) - Amendment No. 1 dated August 23, 2006 to the
Amended and Restated By-Laws of Registrant, filed via EDGAR herewith.

Exhibit 77Q1(e)(1) - Advisory Agreement between Registrant and Phoenix Investment Counsel, Inc. dated September 1, 2006, filed via EDGAR herewith.

Exhibit 77Q1(e)(2) - Subadvisory Agreement between Phoenix Investment Counsel, Inc. and Euclid Advisors LLC dated September 1, 2006, covering Market Neutral Fund, filed via EDGAR herewith.